CONFIDENTIALITY AND NONCOMPETITION AGREEMENT


                  AGREEMENT made as of February 25, 1999 by and among MicroFrame, Inc., a New Jersey corporation (the "Company"), LeeMAH DataCom Security Corporation, a California corporation (the "Seller"), and LeeMAH Corporation, a California corporation (the "Parent") (the Seller and the Parent, "Covenantors").

                  WHEREAS, the parties are simultaneously entering into an Asset Purchase Agreement pursuant to which the Seller is selling and assigning certain assets to the Buyer as contemplated therein.

                  WHEREAS, the parties desire to set forth certain rights and obligations in connection with confidential information of the Company as well as set forth the obligation of Covenantors from competing with the Company.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.               Nondisclosure and Nonuse of Confidential Information.

          (a) Covenantors will not disclose or use at any time in any manner whatsoever any Confidential Information (as defined below) of which Covenantors are or become aware. Covenantors will take all appropriate steps to safeguard Confidential Information and to protect the same against disclosure, misuse, espionage, loss and theft.

          (b) As used in this Agreement, the term "Confidential Information" means information that is not generally known in the industry or to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analyses, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation,
(viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) other copyrightable works, (xiii) all technology and trade secrets, and (xiv) all similar and related information in whatever form.

          2. Noncompetition. Covenantors acknowledge and agree with the Company that the Company's business is unique in nature and that the Company would be irreparably damaged if Covenantors were to provide services to any person or entity competing with the Company or engaged in a similar business. Covenantors accordingly covenant and agree with the Company that

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during the period  commencing  with the date of this Agreement and ending on the fifth anniversary hereof (the "Noncompetition Period"), Covenantors will not, directly or indirectly, either for themselves or for any other individual, corporation, limited liability company, partnership, joint venture or other
entity,  participate  in  any  business  (including,   without  limitation,  any
division, group or franchise of a larger organization) anywhere in the United States which is in direct or indirect competition with any of the Company's businesses. For purposes of this Agreement, the term "participate in" includes, without limitation, having any direct or indirect interest in any corporation, limited liability company, partnership, joint venture or other entity, whether as a sole proprietor, owner, member, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, limited liability company, partnership, joint venture and other business entity (whether as a director, officer, member, manager, supervisor, employee, agent, consultant or otherwise).

          3. Nonsolicitation. During the Noncompetition Period, Covenantors shall not (i) induce or attempt to induce any employees of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employees thereof, (ii) hire directly or through another entity any person who was an employee of the Company at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

          4. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), transmitted or facsimile, or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each party listed below at the addresses indicated below:

                  To Covenantors:   c/o LeeMAH Corporation
                                    6200 Paseo Padre Parkway
                                    Fremont, California 94555
                                    Attention: Mr. Warren Gee
                                    Facsimile No.: (415) 433-2560

                  To the Company:    MicroFrame, Inc.
                                     21 Meridian Road
                                     Edison, New Jersey 08820
                                     Attention: Mr. John F. McTigue
                                     Facsimile No.: (732) 494-3134

                  with a copy to:    Parker Chapin Flattau & Klimpl, LLP
                                     1211 Avenue of the Americas
                                     New York, New York 10036
                                     Attention: James Alterbaum, Esq.
                                     Facsimile No.: (212) 704-6288

or such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

          5.               General Provisions.

          (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties agree that a court of competent jurisdiction making a determination of the invalidity or unenforceability of any term or provision of any covenant contained in this Agreement will have the power to reduce the scope, duration or area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision contained herein with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified.

          (b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (c) Use of the term "the Company". For all purposes herein, the term "the Company" shall be deemed to include all former, present and future subsidiaries and affiliates of the

Company.

          (d)   Counterparts.   This  Agreement  may  be  executed  in  separate
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and Covenantors and their respective successors and assigns; provided that, the rights and obligations of Covenantors under this Agreement will not be assignable without the prior written consent of the Company.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (either of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          (g) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that Covenantors' breach of any term or provision of this Agreement will materially and irreparably harm the Company, that money damages will accordingly not be an adequate remedy for any breach of the provisions of this Agreement by Covenantors and that the Company in its sole discretion and in addition to any other remedies it may have at law or in equity may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Covenantors.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                              MICROFRAME, INC.


                                              By:  /s/ Robert M. Groll
                                                   -----------------------------
                                              Name:    Robert M. Groll
                                              Title:  Vice President-Business
                                                      Development



                                              LEEMAH DATACOM SECURITY
                                              CORPORATION


                                              By:      /s/  Warren Gee
                                                      --------------------------
                                              Name:         Warren Gee
                                              Title: Chief Financial Officer



                                              LEEMAH CORPORATION


                                               By:  /s/ Warrant Gee
                                                    ----------------------------
                                               Name:    Warrant Gee
                                               Title:   Vice President Finance


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